CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated January 29, 1997, in this Registration Statement (Form N-1A No. 33-00823) of Dreyfus 100% U.S. Treasury Money Market Fund.



                                          ERNST & YOUNG LLP

New York, New York
April 15, 1997